Richard A. Eisner & Company, LLP
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                                                     Accountants and Consultants
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                                                     January 29, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Dear Sirs:

         In connection with our audit of the financial statements of UC Television Network, Corp. (the "Company") at October 31, 1996, we have requested certain information from the Company which is necessary to complete our audit. The Company has informed us that such information will not be obtained prior to the date the Form 10K-SB must be filed.

                                        Very truly yours,

                                        /s/ Richard A. Eisner & Company, LLP
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